UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 6, 2023
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	Pacific Gas and Electric Company	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Member of the Board of Directions and Executive Vice President, Operations and Chief Operating Officer of the Utility

On February 10, 2023, the Board of Directors of Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, appointed Sumeet Singh, 44, as a member of the Board of Directors and Executive Vice President, Operations and Chief Operating Officer of the Utility, effective March 1, 2023.

From January 1, 2022 to the present, Mr. Singh has served as Executive Vice President, Chief Risk Officer and Chief Safety Officer of PG&E Corporation and the Utility. In this role, Mr. Singh oversees all of PG&E Corporation’s and the Utility’s integrated workforce health and safety strategy, safety culture, and management of both operational risks such as wildfires, nuclear, dams, natural gas, natural disasters and non-operational risks such as cybersecurity, pandemic and others. From February 1, 2021 to December 31, 2021, Mr. Singh served as Senior Vice President and Chief Risk Officer of PG&E Corporation and the Utility. From January 1, 2021 to January 31, 2021, Mr. Singh served as Interim President and Chief Risk Officer of the Utility and Senior Vice President and Chief Risk Officer of PG&E Corporation. From August 1, 2020 to December 31, 2021, Mr. Singh served as Senior Vice President and Chief Risk Officer of PG&E Corporation and the Utility. Previously, from April 2020 to July 2020, Mr. Singh served as the Gas Safety & Integrity Officer at Picarro Inc., a provider of hardware-enabled descriptive and predictive analytics for natural gas asset management. Prior to that, from 2008 to April 2020, Mr. Singh served in various roles at the Utility, including as Vice President, Asset Management and Community Wildfire Safety Program, Vice President of Portfolio Management & Engineering in the Utility’s Gas Operations, and Vice President, Asset & Risk Management in the Utility’s Gas Operations.

There are no arrangements or understandings between Mr. Singh and any other person pursuant to which he was selected as a member of the Board of Directors and Executive Vice President, Operations and Chief Operating Officer of the Utility. Further, there are no family relationships between Mr. Singh and any director or executive officer of PG&E Corporation and the Utility. In addition, Mr. Singh has not been party to any reportable transactions with PG&E Corporation or the Utility pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Departure of Member of the Board of Directions and Executive Vice President, Operations and Chief Operating Officer of the Utility

On February 6, 2023, Adam L. Wright, a member of the Board of Directors and Executive Vice President, Operations and Chief Operating Officer of the Utility informed the Utility that he is resigning from his positions effective March 1, 2023 to pursue an opportunity as chief executive officer of another company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: February 10, 2023	By:	/s/ JOHN R. SIMON
Name: John R. Simon
Title: Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: February 10, 2023	By:	/s/ BRIAN M. WONG
Name: Brian M. Wong
Title: Vice President, General Counsel and Corporate Secretary